UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2008

(Exact name of registrant as specified in charter)

001-11302
(Commission File Number)
OHIO		34-6542451

(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Section 8 — Other Events
Item 8.01 Other Events
     On May 28, 2008, the United States District Court for the Northern District of Ohio rendered a decision in the AWG Leasing Litigation that has previously been disclosed by KeyCorp. The decision by Judge Gwin (captioned AWG Leasing Trust, KSP Investments, Inc, as Tax Matters Partner v. United States of America) was adverse to KeyCorp. The case involved a claim by Key for refund of taxes previously deposited with the Internal Revenue Service for tax years 1999 to 2003 in the AWG Leasing transaction (the aggregate amount was approximately $16.0 million), but the final outcome of this case will also likely determine the tax treatment for the AWG Leasing transaction in subsequent years. KeyCorp management is currently reviewing the Court’s opinion, its implications and KeyCorp’s options for appeal.
     Please refer to KeyCorp’s previously filed Form 10-Q for the quarter ended March 31, 2008 (see Note 12 Income Taxes), for more information.
    The information set forth in this Item 8.01 is filed and not furnished for purposes of the Securities Exchange Act of 1934, as amended and shall be incorporated by reference in KeyCorp’s filings under the Securities Act of 1933, as amended.
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Forward-Looking Statements. This filing contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions; or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things materially impact credit quality trends and our ability to generate loans; (6) increased competitive pressure among financial services companies; (7) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (8) consummation of significant business combinations or divestitures; (9) operational or risk management failures due to technological or other factors; (10) changes in accounting or tax practices or requirements; (11) new legal obligations or liabilities or unfavorable resolution of litigation; (12) heightened regulatory practices, requirements or expectations; and (13) disruption in the economy and general business climate as a result of terrorist activities or military actions. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: May 29, 2008		/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President and Deputy General Counsel